Exhibit 10.19

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into as of ______, 2019 (the “Effective Date”) by and between American Well Corporation, a Delaware corporation, and _______ (“Indemnitee”).

W I T N E S S E T H:

WHEREAS, Indemnitee is a director and/or officer of the Company (as defined below);

WHEREAS, Section 145 of the Delaware General Corporation Law (the “DGCL”), the Company’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and the Company’s Amended and Restated By-Laws (the “By-Laws”) provide that the Company will indemnify its directors and officers and advance expenses in connection therewith, and Indemnitee’s willingness to serve as a director and/or officer of the Company is based in part on Indemnitee’s reliance on such provisions;

WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability in order to enhance Indemnitee’s service to the Company in an effective manner and to provide Indemnitee with express contractual indemnification (regardless of, among other things, any amendment to or revocation of the aforementioned provisions of the DGCL, the Certificate of Incorporation and the By-Laws or any change in the composition of the Company’s Board of Directors (the “Board”) or any acquisition or business combination transaction relating to or involving the Company), the Company wishes to provide in this Agreement for the indemnification of, and the advancement of expenses to, Indemnitee as set forth in this Agreement; and

WHEREAS, this Agreement is a supplement to and is in furtherance of the Certificate of Incorporation, the By-Laws and any resolutions adopted pursuant thereto and any liability insurance policies maintained by the Company, and shall not be deemed a substitute therefor or diminish or abrogate in any manner any rights of Indemnitee thereunder.

NOW, THEREFORE, the parties hereto agree as follows:

1. Definitions. In addition to the other terms defined elsewhere herein, the following terms shall have the following corresponding meanings when used in this Agreement:

(a) “Business Day” shall mean any day other than a Friday, Saturday, Sunday or day which is recognized as a national holiday in the State of Delaware, the Commonwealth of Massachusetts or Israel.

(b) A “Change in Control” shall be deemed to have occurred if, after the Effective Date: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than an employee benefit plan of the Company (or a trustee or other fiduciary holding securities under such plan) or a person owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent

(50%) or more of the combined voting power of the Company’s then-outstanding securities without the prior approval of at least two-thirds (2/3) of the members of the Board in office immediately prior to such person attaining such percentage interest; (ii) the Company is a party to a consummated merger, consolidation or sale of assets of the Company, as a consequence of which the members of the Board in office immediately prior to the consummation of such transaction constitute less than a majority of the members of the Board immediately after the consummation of such transaction; (iii) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of related transactions) of all or substantially all of the Company’s assets; or (iv) during any period of twenty-four (24) consecutive months, other than as a result of an event described in clause (ii) or (iii) of this paragraph, the Incumbent Directors (as defined below) cease for any reason to constitute at least a majority of the members of the Board. For purposes of the foregoing clause (iv) of this paragraph, with respect to any particular twenty-four (24)-month period, the term “Incumbent Directors” means (A) the individuals who at the beginning of such twenty-four (24)-month period constituted the Board and (B) each other individual whose election to the Board during such twenty-four (24)-month period or whose nomination for election to the Board by the Company’s stockholders during such twenty-four (24)-month period was approved by a vote of at least two-thirds (2/3) of the directors in office who were either members of the Board at the beginning of such twenty-four (24)-month period or whose election or nomination for election to the Board was approved as described in this clause (B).

(c) “Company” shall mean American Well Corporation and its successors, and shall include, in the case of any merger or consolidation, in addition to the resulting corporation and surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in such consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, trustees, fiduciaries or agents, so that, if Indemnitee is or was a director, officer, employee, trustee, fiduciary or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, trustee, fiduciary or agent of another corporation, partnership, joint venture, trust, employee benefit program or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(d) “Enterprise” shall mean the Company and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, employee, agent, trustee or fiduciary.

(e) “Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.

(f) “Expenses” shall mean all retainers, court costs, transcript costs, fees of experts, witness fees, private investigators, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, fax transmission charges, secretarial services, delivery service fees, reasonable attorneys’ fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, an action, suit or proceeding or in connection with seeking indemnification under this Agreement. Expenses also shall include Expenses incurred in connection with any appeal resulting from any action, suit or proceeding, including the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent.

(g) “Independent Counsel” shall mean a law firm, or a member of a law firm, that is experienced in matters of relevant corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement or other indemnitees under similar indemnification agreements) or (ii) any other party to the action, suit or proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(h) “Losses” shall mean all Expenses; losses; claims; liabilities; judgments; damages; amounts paid in settlement; interest; assessments; any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt by Indemnitee of any payments under this Agreement; and any other fees, charges and liabilities, including, any liabilities incurred with respect to the operation, administration or maintenance of an employee benefit plan or any related trust or other funding mechanism (including excise taxes and penalties assessed with respect thereto and restitutions to such a plan, trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism).

(i) References to “other enterprise” shall include employee benefit plans and related trusts or other funding mechanisms; references to “fines” shall include any excise tax assessed with respect to any employee benefit plan or any related trust or other funding mechanism; references to “serving at the request of the Company” shall include any service as a director, officer, employee, trustee, fiduciary or agent of the Company which imposes or causes duties or obligations to be imposed on, is deemed to impose duties or obligations on, or involves services by, such director, officer, employee, trustee, fiduciary or agent, including, with respect to an employee benefit plan or any related trust or other funding mechanism, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan or any related trust or other funding mechanism shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to under applicable law.

(j) “Person” shall mean an individual, entity, partnership, limited liability company, corporation, association, joint stock company, trust, joint venture, unincorporated organization, and a governmental entity or any department agency or political subdivision thereof.

(k) “Proceeding” shall mean: (i) any threatened, pending or completed proceeding, action, suit, arbitration or alternative dispute resolution mechanism, whether civil, criminal, administrative, arbitrative, investigative or other and whether formal or informal, and whether made pursuant to federal, state or other law; and (ii) any inquiry, hearing or investigation that Indemnitee reasonably determines might lead to the institution of any such proceeding, action, suit, arbitration or alternative dispute resolution mechanism.

2. Indemnity of Indemnitee. The Company shall hold harmless and indemnify Indemnitee against all Expenses and Losses actually and reasonably incurred by him or her by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in each case, to the fullest extent permitted under the DGCL, as the same is in effect as of the Effective Date or may thereafter be amended (subject to Section 7(c)). In furtherance of the foregoing indemnification, and without limiting the generality thereof:

(a) General Indemnification. The Company shall indemnify Indemnitee to the extent he or she is a party to or participant in, or is threatened to be made a party to or participant in, any Proceeding by reason of the fact that he or she is or was a director, officer, employee, agent, trustee or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent, trustee or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against Expenses and Losses actually incurred by him or her in connection with such Proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that (x) Indemnitee did not act in good faith or in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, or (y), with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

(b) Derivative Actions. The Company shall hold harmless and indemnify Indemnitee to the extent he or she was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, agent, trustee or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent, trustee or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against Expenses and Losses actually incurred by him or her in connection with such Proceeding; provided that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company unless, and only to the extent that, the Court of Chancery of the State of Delaware (the “Delaware Court”) or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses and Losses which the Delaware Court or such other court shall deem proper.

(c) Indemnification in Certain Cases. Notwithstanding any other provisions of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding referred to in Section 2(a) or (b), or in defense of any claim, issue or matter therein, he or she shall be indemnified against Expenses actually incurred by him or her in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually incurred by him or her on his or her behalf in connection with each successfully resolved claim, issue or matter and any claim, issue or matter related to any claim, issue, or matter on which Indemnitee was successful. For purposes of this Section 2 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such Proceeding. The Company acknowledges that a settlement or other disposition short of final judgment may be successful on the merits or otherwise for purposes of this Section 2 if it permits a party to avoid expense, delay, distraction, disruption and/or uncertainty. In the event that any Proceeding relating to an indemnifiable event hereunder to which Indemnitee is a party is resolved in any manner other than adverse judgment against Indemnitee (including, without limitation, settlement of such Proceeding with or without the payment of money or other consideration), it shall be presumed that Indemnitee has been successful on the merits or otherwise for purposes of this Section 2. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

3. Contribution.

(a) Whether or not the indemnification provided in Section 2 hereof is available, in respect of any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such action, suit or proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not enter into any settlement of any action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(b) Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall contribute to the amount of Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction or events from which such action, suit or proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the transaction or events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which applicable law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(c) The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors, or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.

(d) To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

4. Procedure.

(a) Any indemnification under this Agreement (unless otherwise ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of Indemnitee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in such section. Such determination shall be made in the specific case: (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law, a copy of which shall be delivered to Indemnitee or (ii) if a Change in Control shall not have occurred, (A) by the Board by a majority vote of directors who were not parties to such Proceeding, even though less than a quorum; (B) by a committee of disinterested directors designated by a majority vote of the disinterested directors, even though less than a quorum; (C) if there are no disinterested directors or if the disinterested directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (D) if so directed by the Board, by the stockholders of the Company. If it is so determined that Indemnitee is entitled to indemnification hereunder, payment to Indemnitee shall be made within ten (10) days after such determination.

(b) If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 4(a), the Independent Counsel shall be selected as provided in this Section 4(b). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board, and the Company shall give reasonably prompt written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and Indemnitee (if Indemnitee actually selected the Independent Counsel) shall give reasonably prompt written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a request for indemnification that requires a determination to be made by Independent Counsel pursuant to Section 4(a), no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by such court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 4(a). Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 12(a), Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(c) The Company agrees to pay the reasonable fees and expenses of the Independent Counsel incurred in connection with the actions contemplated by Sections 4(a) and (b) and to fully indemnify such counsel against any and all Expenses and Losses arising out of or relating to this Agreement or its engagement pursuant hereto; and in no case shall Indemnitee be responsible or liable for any fees or expenses of such Independent Counsel.

5. Indemnification for Expenses of a Witness. To the extent that Indemnitee is, by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, fiduciary or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, a witness, or is made (or asked to) respond to discovery requests, in any Proceeding to which Indemnitee is not a party, he or she shall be indemnified against all Expenses actually incurred by him or her or on his or her behalf in connection therewith.

6. Advancement of Expenses. The Company shall advance all Expenses incurred in defending a Proceeding that may be subject to indemnification hereunder within twenty (20) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time along with documentation reasonably evidencing such Expenses, whether prior to or after final disposition of such Proceeding. The Company shall be required to advance all such Expenses, whether or not a determination shall have been made in accordance with Section 4(a) that indemnification of Indemnitee is proper in the circumstances, and the Company’s obligation to advance such Expenses in accordance with this Section 6 shall terminate only upon the final determination (as to which all rights of appeal therefrom have been exhausted or lapsed) of a court of competent jurisdiction that Indemnitee is not entitled to be indemnified against such Expenses. Any request for advancement of Expenses by Indemnitee shall include or be preceded or accompanied by a written undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be finally determined (and as to which all rights of appeal therefrom have been exhausted or lapsed) by a court of competent jurisdiction that Indemnitee is not entitled to be indemnified against such Expenses.

Any advances and undertakings to repay any amounts advanced pursuant to this Section 6 shall be unsecured and interest free.

7. Non-Exclusivity; Survival of Rights; Insurance; Primacy of Indemnification; Subrogation.

(a) The rights of indemnification and advancement of Expenses as provided by, or granted pursuant to, this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under any applicable law, the Certificate of Incorporation, the By-Laws, any other agreement, a vote of stockholders of the Company, a resolution of the Board or otherwise.

(b) It is the intention of the parties hereto that no existing or future contractual arrangement between the Company and any other director or officer thereof with respect to indemnification for such individual in his or her capacity as a director, officer, employee or agent of the Company or any other corporation, partnership, joint venture, trust or other enterprise to which he or she provided services at the request of the Company should be construed to give such person any rights to indemnification that are prior or superior to the rights granted to Indemnitee hereunder. To the extent that it is determined that any such agreement provides such prior or superior rights to another former or current director or officer with respect to indemnification for such individual in his or her capacity as a director, officer, employee or agent of the Company or any other corporation, partnership, joint venture, trust or other enterprise to which he or she provided services at the request of the Company, Indemnitee shall enjoy by this Agreement such rights so afforded to such other officer or director.

(c) No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her capacity as an officer, director, employee, trustee, fiduciary or other agent of the Company, or in his or her capacity as a director, officer, employee, trustee, fiduciary or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or any trust or other enterprise which Indemnitee served at the request of the Company prior to such amendment, alteration or repeal. To the extent that a change in the DGCL, whether by statute or judicial decision, or any change to the Certificate of Incorporation or the By-Laws permits greater indemnification than would be afforded under the DGCL, the Certificate of Incorporation, the By-Laws and this Agreement as of the Effective Date, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. To the extent that a change in the DGCL, whether by statute or judicial decision, or any change to the Certificate of Incorporation or the By-Laws restricts or diminishes the indemnification rights that would be afforded as of the Effective Date under the DGCL, the Certificate of Incorporation, the By-Laws and this Agreement, it is the intent of the parties hereto that such change shall not adversely affect any right or protection hereunder in respect of any events, circumstances, acts or omissions occurring or existing prior to the time of such change, including, any right to indemnification and/or advancement of Expenses for any threatened, pending or completed Proceeding, as applicable, commenced after such change with regard to events, circumstances, acts or omissions occurring or existing prior to such change.

(d) No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(e) During the period that Indemnitee serves as a director and/or officer of the Company or any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to which he or she provides services at the request of the Company and thereafter so long as the Indemnitee shall be subject to any possible claim or Proceeding (including an action by or in the right of the Company), by reason of the fact that the Indemnitee was a director or officer of the Company or a director, officer, employee, agent, trustee or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise at the request of the Company, the Company may, at its sole option, obtain insurance policies covering any portion of the indemnification to be provided to the Indemnitee hereunder. However, the Company shall not be required to obtain or maintain all or any of such insurance policies. Subject to Section 11, the Company’s indemnity obligation hereunder shall not be affected by whether or not the Company obtains or maintains such insurance, or by the availability or unavailability of such insurance.

(f) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers reasonably required and take all action reasonably necessary to secure such rights, including execution of such documents as are reasonably necessary to enable the Company to bring suit to enforce such rights.

8. Duration of Agreement. This Agreement shall be effective as of the Effective Date and will also apply to acts or omissions of Indemnitee which occurred prior to such date if Indemnitee was an officer, director, employee, trustee, fiduciary or other agent of the Company, or was serving at the request of the Company as a director, officer, employee, trustee, fiduciary or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, at the time such act or omission occurred. This Agreement shall continue from the Effective Date and terminate upon the later of (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a director or officer of the Company or as a director, officer, employee, trustee, fiduciary or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which Indemnitee served at the request of the Company and (b) one year after the final termination of a Proceeding, including any and all appeals, then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any Proceeding commenced by Indemnitee pursuant to Section 12 of this Agreement.

9. Defense of Proceedings. The Company will be entitled to participate in the defense of any Proceeding that may be subject to indemnification hereunder or to assume the defense thereof with counsel reasonably satisfactory to Indemnitee; provided that in the event that (a) the use of counsel chosen by the Company to represent Indemnitee would present such counsel with an actual or potential conflict, (b) the named parties in any such Proceeding (including any impleaded parties) include both the Company and Indemnitee and Indemnitee shall reasonably conclude that there may be one or more legal defenses available to him or her that are different from or in addition to those available to the Company, or (c) any representation of Indemnitee by the same counsel as the Company would be precluded under the applicable standards of professional conduct then prevailing, then Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular claim) at the Company’s expense. The Company will not, without the prior written consent of Indemnitee, effect any settlement of any threatened or pending Proceeding which Indemnitee is or could have been a party, unless such settlement (x) does not include (i) any admission of fault or wrongdoing on the part of Indemnitee, (ii) any non-monetary remedy affecting or obligating Indemnitee, or (iii) any monetary loss for which Indemnitee is not indemnified hereunder; and (y) solely involves the payment of money and includes an unconditional release of Indemnitee from any and all liability on any matters that are the subject matter of such Proceeding.

10. Presumptions and Effect of Certain Proceedings.

(a) In making a determination with respect to entitlement to indemnification hereunder, the Person making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement and the Company shall have the burden of proof, by clear and convincing evidence, to overcome that presumption in connection with the making by any Person of any determination contrary to that presumption. Neither (i) the failure of the Company (including by its directors or independent legal counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor (ii) an actual determination by the Company (including by its directors or independent legal counsel) that Indemnitee has not met such applicable standard of conduct shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b) If the Person empowered or selected under Section 4 to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission by Indemnitee of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification or (ii) a prohibition of such indemnification under applicable law; provided, however, that such sixty (60)-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the Person making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 10(b) shall not apply if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 4(a).

(c) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not in and of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not meet any applicable standard of conduct under applicable law (or did or did not hold any particular state of knowledge referred to under applicable law).

(d) For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with the reasonable care by or on behalf of the Enterprise. The provisions of this Section 10(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(e) The knowledge and/or actions, or failure to act, of any other director, officer, agent, trustee, fiduciary or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

11. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Losses or Expense to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, any provision of the Certificate of Incorporation, the By-Laws, or otherwise) of the amounts otherwise indemnifiable hereunder.

12. Remedies of Indemnitee. (a) If (i) a determination is made pursuant to Section 4 that Indemnitee is not entitled to indemnification under this Agreement; (ii) advancement of Expenses is not timely made pursuant to Section 6; (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 4(a) within thirty (30) days after receipt by the Company of the request for indemnification, or (iv) payment of indemnification is not made within ten (10) days after receipt by the Company of a written request therefor, or, if a determination is required by law, within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication (or, in the case of clause (i) of this Section 12(a), to seek an adjudication) by the Delaware Court of his or her entitlement to such indemnification or advancement of Expenses; provided that nothing contained in this Section 12 shall be deemed to limit Indemnitee’s rights under Section 10(b). Alternatively, Indemnitee, at his or her option, may seek an award in binding arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The Company shall not oppose Indemnitee’s right to seek by arbitration any such adjudication or award.

(b) If a determination shall have been made pursuant to Section 4(a) that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 12 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 12, the Company shall have the burden of proving, by clear and convincing evidence, that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c) If a determination shall have been made pursuant to Section 4(a) that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 12, absent (i) a misstatement by Indemnitee of a material fact, or an omission by Indemnitee of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification or (ii) a prohibition of such indemnification under applicable law.

(d) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 12 that the procedures and presumptions of this Agreement are not valid, binding or enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement. The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefor) advance such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advance of Expenses from the Company under this Agreement, under the Certificate of Incorporation or the By-Laws as in effect, or may be amended, from time to time or under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.

(e) In the event that Indemnitee, pursuant to this Section 12, seeks a judicial adjudication of his rights under, or to recover damages for breach of, this Agreement, or to recover under any directors’ and officers’ liability insurance policies maintained by the Company, the Company shall pay on his behalf, in advance, any and all expenses (of the types described in the definition of “Expenses” in this Agreement) actually and reasonably incurred by him in such judicial adjudication, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery.

(f) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

13. Binding Agreement; Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of and be enforceable by Indemnitee and its assigns, spouses, heirs, executors and personal and legal representatives. The Company shall require any successor of the Company (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise, to all or substantially all of the business or assets of the Company) to assume and agree to perform the Company’s obligations under this Agreement in the same manner and to the same extent that the Company would be required to perform such obligations if no such succession had taken place.

14. Security. To the extent requested by Indemnitee and approved by the Board, the Company may, at any time and from time to time, in connection with any Proceeding or matter which may be subject to indemnification covered hereunder, provide security to Indemnitee for the Company’s indemnification obligations hereunder through a letter of credit, funded trust or other collateral. Without the prior written consent of Indemnitee, any such security, once provided to Indemnitee, may not be revoked or released prior to the earlier to occur of (a) the full and complete satisfaction of such indemnification obligations hereunder, and (b) the final determination (as to which all rights of appeal therefrom have been exhausted or lapsed) of a court of competent jurisdiction that Indemnitee is not entitled to be indemnified by the Company with respect to such Proceeding or matter.

15. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision hereof. Without limiting the generality of the foregoing, this Agreement is intended to confer upon Indemnitee indemnification rights to the fullest extent permitted by applicable laws. In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.

16. Modification and Waiver. No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

17. Notice by Indemnitee. Indemnitee agrees to reasonably promptly notify the Company in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder. The failure to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise.

18. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next Business Day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one day after deposit with a nationally recognized overnight courier, specifying next-day delivery, with written verification of receipt. All communications shall be sent:

(a) To Indemnitee at the address set forth below Indemnitee signature hereto.

(b) To the Company at:

American Well Corporation

75 State Street, 26th Floor

Boston, Massachusetts 02109

Attention: Legal Department

Facsimile: (617) 428-4917

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

19. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. This Agreement may also be executed and delivered by facsimile or pdf signature and in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

20. Headings; Interpretation. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof. Unless otherwise specified, references herein to Sections refer to Sections of this Agreement. The words “hereof,” “herein” and “hereunder,” and words of like import, refer to this Agreement as a whole and not to any particular Section of this Agreement. The words “without limitation” shall be deemed to follow any use of the word “include” or “including” whether or not the words “without limitation” actually follow the word “include” or “including.” All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

21. Enforcement.

(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve (or to continue to serve) as a director and/or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving (and in continuing to serve) as a director and/or officer of the Company.

(b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether oral, written or implied, between the parties hereto with respect to the subject matter hereof.

(c) The Company and Indemnitee agree that a monetary remedy for breach of this Agreement may be inadequate, impracticable and difficult to ascertain, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance Indemnitee shall not be precluded from seeking or obtaining any other relief (whether at law or in equity) to which he or she may be entitled. The Company and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by the applicable court, and the Company hereby waives any such requirement of such a bond or undertaking.

22. Governing Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties hereto shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. The Company and Indemnitee hereby irrevocably and unconditionally (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court, and not in any other state or federal court in the United States of America or any court in any other country; (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement; (c) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court; and (d) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

AMERICAN WELL CORPORATION

By:
Name:
Title:

[Signature Page to Indemnification Agreement]

INDEMNITEE:

Name:

Address:

[Signature Page to Indemnification Agreement]